EXHIBIT 99

FOR IMMEDIATE RELEASE                                                                                                                              Contact: Paul Knopick

                                                                                                                                                                                     888-795-6336

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ITRONICS LAUNCHES THREE NEW WEB SITES TO MEET DEMANDS

OF CUSTOMERS, INVESTORS

RENO, Nevada, July 29, 2004 -- Itronics Inc. (OTCBB: ITRO; Frankfurt and Berlin Stock Exchanges: ITG) reported today that it has launched three new, separate Web sites for its "Beneficial Use Photochemical Silver and Water Recycling" subsidiary, Itronics Metallurgical, Inc., its GOLD’n GRO liquid fertilizer product line, and its Mining Technical Services subsidiary, Whitney & Whitney, Inc.

The new Web site http://www.itromet.com details for investors and others the Company’s strategic vision, to become the world’s leading recycler of used chemicals, turning these into environmentally beneficial GOLD’n GRO fertilizers, and its business plan to accomplish this goal. At http://www.whitneywhitney.com, details are available on the Company’s mining subsidiary which provides technical and management services to the mineral resources industry. The Company’s third new Web site at http://www.goldngro.com provides information on the popular GOLD’n GRO fertilizers sold by Itronics Metallurgical. Press releases and other investor information are also available at the sites.

"This is an important part of our growth strategy. Creating and operating separate sites for our subsidiaries and for our GOLD’n GRO fertilizer products makes it easier for investors and customers to keep track of our progress, to understand our business strategies, and to communicate with the Company and its operating units. We will be expanding the content of the individual Web pages and we plan to increase our ability to conduct ‘e-commerce’ at these Web sites as we transition from being a small research and development company to becoming a major commercial processing and manufacturing entity," said Dr. John W. Whitney, Itronics President.

Itronics, through its subsidiary, Itronics Metallurgical, Inc., is the only company in the world with the technology to extract more than 99 percent of the silver and virtually all the other toxic heavy metals from used photoliquids and to use this "Beneficial Use Photochemical, Silver, and Water Recycling" technology to convert the resulting liquids into environmentally beneficial, chelated, multinutrient liquid fertilizer products sold under the trademark GOLD'n GRO, and 5 troy ounce, 0.999 pure, Silver Nevada Miner numismatic bars. The environmentally friendly liquid fertilizers, which can be used for lawns and houseplants, are available at the Company’s ‘e-store’ catalog at http://goldngro.com . Its popular Silver Nevada Miner bars, a popular souvenir of the state’s mining history, are available at the Company's 'e-store' catalog at http://www.itromet.com .

Headquartered in Reno, Nevada, Itronics Inc. is Nevada's leading "Beneficial Use Recycling" technology company and a world leader in photochemical recycling. The Company also provides project planning and technical services to the mining industry. Dr. John Whitney, Itronics President, was selected as Nevada’s Inventor of the Year for 2000 and is a member of the Inventor’s Hall of Fame at the University of Nevada, Reno. Itronics was one of five finalists for the 2001 Kirkpatrick Chemical Engineering Award, the most prestigious worldwide award in chemical engineering technologies.

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(Statements in this press release may constitute forward-looking statements and are subject to numerous risks and uncertainties, including the failure to complete successfully the development of new or enhanced products, the Company's future capital needs, the lack of market demand for any new or enhanced products the Company may develop, any actions by the Company's partners that may be adverse to the Company, the success of competitive products, other economic factors affecting the Company and its markets, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The actual results may differ materially from those contained in this press release. The Company disclaims any obligation to update any statements in this press release.)